QUESTAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

THIS PERFORMANCE SHARE AWARD AGREEMENT (the “Agreement”) is made as of this _____ day of February, 2015 (the “Effective Date”), between Questar Corporation, a Utah corporation (the “Company”), and ______________ (the “Grantee”).

1.    Grant of Performance Shares. Subject to the terms and conditions of this Agreement and the Company’s Long-Term Stock Incentive Plan (the “Plan”), the Company hereby issues to the Grantee the right to receive a number of Performance Shares calculated in the manner set forth in Appendix A hereto, based on the achievement of one or more Performance Goals that must be attained over a relevant Performance Period, and assuming a target award of «F7» Performance Shares (the “Target Shares”). Each Performance Share actually earned and vested in accordance with this Agreement and Appendix A hereto represents the right to receive one share of the Company’s no par value common stock (“Common Stock”), or a cash payment equal to the Fair Market Value of same, on the terms and subject to the conditions of this Agreement. Terms not defined herein shall have the meanings ascribed to them in the Plan.

2.    Vesting; Termination of Employment; Forfeiture.

(a)    General. Except as set forth below, the Grantee will vest and become entitled to any Performance Shares earned in accordance with this Agreement and Appendix A hereto only if the Grantee remains in the continuous employment of the Company and its Affiliates from the Effective Date through the last day of the Performance Period.

(b)    Termination of Employment. If the Grantee terminates employment with the Company and its Affiliates for any reason other than death, Disability, or Retirement prior to the last day of the Performance Period, the Grantee shall forfeit any and all interest under this Agreement and shall forfeit the right to receive any Performance Shares hereunder.

(c)    Death, Disability, or Retirement. If the Grantee terminates employment with the Company and its Affiliates on account of death, Disability, or Retirement (as defined below) prior to the last day of the Performance Period, the Grantee shall receive a pro rata portion of the Performance Shares that would otherwise have been received for the Performance Period, in an amount equal to the product of (x) the number of Performance Shares that would have been earned in accordance with the provisions of Appendix A had the Grantee remained in the continuous employment of the Company or its Affiliates through the last day of the Performance Period, multiplied by (y) the ratio between (i) the number of full months of employment completed from the first day of the Performance Period to the date of termination of employment and (ii) the number of full months in the Performance Period. “Retirement” shall mean the Grantee’s voluntary termination of employment with the Company and its Affiliates on or after age 55 with at least 10 years of service; provided that such retirement occurs no earlier than 12 months after the first day of the Performance Period, or such other retirement as shall be approved by the Committee in its discretion.

4.    Payment. Except as provided in Section 5, as soon as practicable after the end of the Performance Period the Committee shall determine the number of Performance Shares that have been earned and vested in accordance with the Appendix A and the terms and conditions of this Agreement. Payment for earned and vested Performance Shares shall be made in cash or in shares of Common Stock, or any combination thereof, as determined by the Committee in its sole and absolute discretion. In the event the Committee determines to pay cash for any earned and vested Performance Shares, the amount distributable shall be based on the Fair Market Value of the Company’s Common Stock on the date that the Committee makes its determination as to the number of Performance Shares that were earned for the Performance Period or the shortened Performance Period if Section 5 is applicable (the “Determination Date”). If Section 5 is not applicable, all payments shall be made as soon as administratively practicable after the Determination

Date, but in any event in the calendar year following the calendar year in which the Performance Period ends. If Section 5 is applicable, all payments shall be made as soon as administratively practicable after the Restricted Shares (as defined below) become vested, but in any event with the period ending on the later to occur of the date that is two and a half months from the end of the tax year that includes the applicable vesting date.

5.    Change in Control.

(a)    Notwithstanding anything in this Agreement or in Appendix A to the contrary, upon the occurrence of a Change in Control (as defined in the Plan), the Performance Period for purposes of this Section 5 only shall end on such date, and a determination shall be made on such date as to the number of Performance Shares earned using the metrics set forth in Appendix A hereto as applied to such shortened Performance Period. Such earned Performance Shares shall be referred to as Restricted Shares. The Restricted Shares shall remain subject to the vesting, forfeiture and other provisions set for in Section 2 applicable to Performance Shares without regard to the shortened Performance Period used for purposes of this Section 5 and to other provisions in the Agreement applicable to Performance Shares. For the avoidance of doubt, except for the limited purpose of determining the number of Restricted Shares, the term “Performance Period” shall continue to refer to the Performance Period established on the Effective Date of this Agreement, and references to Performance Shares shall include the Restricted Shares. Notwithstanding any provision in this Agreement to the contrary, the Restricted Shares shall immediately vest in full and the forfeiture provisions applicable to the Restricted Shares shall lapse if before the third anniversary of the Change of Control the Grantee has a Termination of Service (i) due to termination of employment by the Company (or its successor) without Cause (as defined below) or (ii) due to termination of employment by the Grantee for Good Reason (as defined below). In addition, in the event that (i) a Change of Control occurs, and (ii) the surviving corporation or the acquiring corporation fails to either (1) continue or assume the Restricted Shares or (2) substitute or replace the Restricted Shares with or convert the Restricted Shares into similar stock awards (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Change of Control), then all of the unvested Restricted Shares shall immediately vest in full and the forfeiture provisions applicable to the Restricted Shares shall lapse as of the date immediately preceding the Change of Control.

(b)    Definitions. For purposes of this Agreement:

(i)Cause.    “Cause” means: (1) the willful and continued failure of the Grantee to perform substantially the Grantee’s duties with an Employer (other than any such failure resulting from incapacity due to physical or mental illness), following written demand for substantial performance delivered to the Grantee by the Board or the Chief Executive Officer of the Company; or (2) the willful engaging by the Grantee in conduct which is materially injurious to an Employer. For purposes of this definition, no act or failure to act on the part of the Grantee shall be considered “willful” unless it is done, or omitted to be done, by the Grantee without reasonable belief that the Grantee’s action or omission was in the best interests of the Company or any Affiliate. The Company, acting through its Board of Directors or the Chief Executive Officer, must notify the Grantee in writing that the Grantee’s employment is being terminated for “Cause.” The notice shall include a list of the factual findings used to sustain the judgment that the Grantee’s employment has been terminated for “Cause.”

(ii)Good Reason. “Good Reason,” with respect to the Grantee’s termination of employment, means any of the following events or conditions which occur without the Grantee’s written consent, and which remain in effect after notice has been provided by the Grantee to the Company of such event or condition and the expiration of a 30 day cure period: (1) a material diminution in the Grantee’s base compensation; (2) a material diminution in the Grantee’s authority, duties, or responsibility; (3) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Grantee is required to report, including a requirement that the Grantee report to a corporate officer or employee instead of reporting directly to the Board; (4) a material diminution in the budget over which the Participant retains authority; (5) a material change in the geographic location at which the Participant performs services; and (6 any other action or inaction that constitutes a material breach by an Employer of the agreement(s) under which the Grantee provides services to the Employer The Grantee’s notification to the Company must be in writing and must occur within a reasonable period of time, not to exceed 90 days, following the Grantee’s discovery of the relevant event or condition.

6.    No Rights of a Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to this award. In the event the Grantee receives shares of Common Stock in payment of earned and vested Performance Shares, the Grantee shall have all of the rights of a stockholder of the Company with respect to such shares as and when the Grantee becomes the stockholder of record of such shares. The Grantee’s right to receive payments earned under this Agreement shall be no greater than the right of any unsecured general creditor of the Company.

7.    Adjustments to Performance Shares.

(a)    In the event of any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, grant of warrants or rights offering to purchase Common Stock at a price materially below fair market value or other similar corporate event affecting the Common Stock, the Committee shall adjust the award issued hereunder in order to preserve the benefits or potential benefits intended to be made available under this Agreement. All adjustments shall be made in the sole and exclusive discretion of the Committee, whose determination shall be final, binding and conclusive. Notice of any adjustment shall be given to the Grantee.

(b)    Notwithstanding Section 7(a), if there shall occur a merger, consolidation or plan of exchange involving the Company pursuant to which the outstanding shares of Common Stock of the Company are converted into cash or other stock, securities or property, or a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, the Board may provide that any unvested Performance Shares or Restricted Shares shall be converted into, replaced with or have substituted therefore (i) performance shares, restricted shares or restricted stock units for stock of the surviving or acquiring corporation in the applicable transaction, with the amount and type of shares subject thereto to be conclusively determined by the Committee or the Board, taking into account the relative values of the companies involved in the applicable transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be held by the former holders of the Company’s Common Stock following the applicable transaction, and disregarding fractional shares or (ii) other similar stock awards (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the transaction).

8.    Tax Withholding Obligations. Upon payment of cash or Common Stock pursuant to this Agreement, the Grantee shall make appropriate arrangements with the Company to provide for payment of all applicable tax withholdings. The Grantee may elect to pay such withholdings by having the Company withhold from shares of Common Stock paid hereunder a number of shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld or such lesser amount as may be elected by the Grantee; provided however, that the amount of stock so withheld shall not result in adverse accounting consequences to the Company. All elections shall be subject to the approval or disapproval of the Committee. The value of shares withheld shall be based on the Fair Market Value of the stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any election to have shares withheld or transferred for this purpose will be subject to the following restrictions:

(a)    All elections must be made prior to the Tax Date.

(b)    All elections shall be irrevocable.

(c)    If the Grantee is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (“Section 16”), the Grantee must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy such tax withholding obligation.

9.    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by hand delivery or by first class registered or certified mail, postage prepaid, addressed, if to the Company, to its Corporate Secretary, and if to the Grantee, to the Grantee’s address now on file with the Company, or to such other address as either may designate in writing. Any notice shall be deemed to be duly given as of the date delivered in the case of personal delivery, or as of the second day after enclosed in a properly sealed envelope and deposited, postage prepaid, in a United States post office, in the case of mailed notice.

10.    Amendment. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Grantee.

11.    Relationship to Plan. This Agreement shall not alter the terms of the Plan. If there is a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail.

12.    Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

13.    Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

14.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

15.    Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Grantee any right to be retained in the employ of the Company and this Agreement is limited solely to governing the rights and obligations of the Grantee with respect to this award.

16.    Restrictions on Transferability. The Grantee’s interest under this Agreement, whether or not vested, may not be sold, assigned, transferred by gift or otherwise, pledged or hypothecated, or otherwise disposed of, by operation of law or otherwise at any time. Any attempt to do so shall be null and void.
17.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the choice of law principles thereof.
18.    Section 409A.
(a)    The payments and benefits provided hereunder are intended to be exempt from or compliant with the requirements of Section 409A of the IRC. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company reasonably determines that any payments or benefits hereunder are not either exempt from or compliant with the requirements of Section 409A of the IRC, the Company shall have the right to adopt such amendments to this Agreement or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that are necessary or appropriate (i) to preserve the intended tax treatment of the payments and benefits provided hereunder, to preserve the economic benefits with respect to such payments and benefits, and/or (ii) to exempt such payments and benefits from Section 409A of the IRC or to comply with the requirements of Section 409A of the IRC and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify the Grantee for any failure to do so.

(b)    It is not intended that any payments to be made pursuant to this Agreement would be made on account of the Grantee’s “separation from service” within the meaning of Section 409A of the IRC. However, in the event that any payment is deemed to be so made, and if the Grantee is a “specified employee” as defined in Section 409A on the date of such “separation from service,” then notwithstanding anything to the contrary herein, no payment shall be made prior to the earliest date on which payment may be made under Section 409A(a)(2)(B)(i) (the six month delay rule for specified employees).

GRANTEE		QUESTAR CORPORATION
By
Ronald W. Jibson President and CEO